                                                                  EXHIBIT (J)(1)

[LETTERHEAD OF DECHERT]


April 25, 2001

Lexington Natural Resources Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona  85258-2034

Re:  Lexington Natural Resources Trust
     (to be renamed Pilgrim Natural Resources Trust)
     (File Nos. 33-26116 and 811-5710)
     ---------------------------------

Dear Sirs:

We hereby consent to all references to our firm in Post-Effective Amendment No. 14 to the Registration Statement of Lexington Natural Resources Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ DECHERT
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Dechert